Exhibit 99.1

For Release Friday, November 16, 2012; 7:00 AM ET

CYBERONICS REPORTS FISCAL 2013 SECOND QUARTER RESULTS

Record Sales of $63 million – 17% Growth
Increases Full Year Guidance

HOUSTON, Texas, November 16, 2012 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the quarter ended October 26, 2012.

Quarterly highlights

Operating results for the second quarter of fiscal 2013 compared to the second quarter of fiscal 2012 include:

•	Net sales of $63.0 million, an increase of 17% from $53.7 million;

•	Record worldwide unit sales of 3,230, an increase of 16%;

•	U.S. epilepsy unit sales increased by an estimated 12%;

•	Income from operations of $20.2 million, an increase of 34% from $15.1 million; and

•	Adjusted non-GAAP income per diluted share of $0.44 compared with $0.32, an increase of 36%(1) (2).

(1) The financial and operating results reported for the fiscal quarter ended October 26, 2012 include a $1.3 million gain on warrant liability.  The impact of this gain has been excluded for the purposes of non-GAAP comparisons between the fiscal quarter ended October 26, 2012 and the fiscal quarter ended October 28, 2011.  An analysis of the impact on the Consolidated Statement of Operations appears on the last page of this release.

(2)Numbers and percentages may be affected by rounding.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures: adjusted non-GAAP net income, adjusted non-GAAP income per diluted share and adjusted EBITDA.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Results and objectives

“The second quarter of fiscal 2013 was another record quarter for sales, the seventh consecutive quarter that revenues have reached a new level,” commented Dan Moore, Cyberonics’ President and Chief Executive Officer.  “Our U.S. sales team continues to deliver strong results, with unit sales increasing by 12% to a record of 2,339 units and sales revenue totaling more than $50 million for the second successive quarter, and increasing by more than 15% compared to the second quarter of fiscal 2012.  Growth in both new patients and replacement activity was consistent with our expectations for the year, and our latest generator, AspireHC™, continues to be well received by customers, reaching 17% of total U.S. unit sales for this quarter.

“International net sales increased to $11.1 million from the $8.6 million recorded in the comparable quarter of fiscal 2012, with foreign exchange movements negatively impacting revenue for the second quarter of fiscal 2013 by approximately $400,000.  On a constant currency basis, the increase in international sales was 33%.

“European unit sales growth continued in double digits and overall international unit growth increased by a robust 29% over the second quarter of fiscal 2012.  These unit sales were favorably impacted by increased shipments to Japan, as well as improvements in all other international regions.

“Adjusted EBITDA for the second quarter was $23.8 million, and our available cash balance at October 26, 2012 exceeded $118 million.  Our balance sheet, now free of interest-bearing debt, continues to provide flexibility as we strive to increase shareholder value.

“During this quarter, we took additional steps toward our goal of building a second manufacturing facility.  We chose Costa Rica as the location for our international manufacturing site and entered into contracts for the acquisition of the land and building construction.  This facility, expected to be fully operational in fiscal 2015, will provide faster global market access due to regulatory flexibility, favorable tax policies, and additional and complementary manufacturing capability.

“On our last call, we stated that we intended to continue to invest in companies involved in developing medical devices to treat patients with epilepsy.  On September 20, 2012 we announced an initial investment of 2 million euros in cerbomed GmbH., a German company developing a non-invasive neurostimulation device for the treatment of epilepsy.  The investment could increase to a total of 5.5 million euros subject to the achievement of certain milestones, and we hold an exclusive option for worldwide sales and distribution rights.

“Our goals for fiscal 2013 remain unchanged:

•	Continued market penetration in the U.S.;

•	Ongoing improvement in international markets; and

•	Product development execution including focus on clinical trial enrollments.

“As the company celebrates the 25th anniversary of its founding, the Cyberonics team is committed to achieving these goals and making fiscal 2013 a successful year in all areas.”

Fiscal 2013 guidance

Based on the financial and operating results for the first half of fiscal 2013, Cyberonics is increasing guidance for fiscal 2013 as follows:

•	Net sales guidance in the range from $246 million to $249 million (previous guidance of $241 million to $244 million).
•	Income from operations in the range from $73 million to $75 million (previous guidance of $70 million to $72 million).
•	Adjusted net income in the range from $43 million to $45 million (previous guidance of $41.5 million to $43.5 million).
•	Adjusted diluted earnings per share (EPS) in the range from $1.56 to $1.62 (previous guidance of $1.49 to $1.59).

Guidance for adjusted net income and adjusted diluted earnings per share (EPS) excludes $2.5 million (net of tax), or $0.09 cents per share, for our investment write-down in the first quarter, and by $1.3 million, or $0.04 cents per share, for the gain on warrant liability.

The anticipated amount of the medical device tax, scheduled to be implemented on January 1, 2013, is excluded from income from operations guidance, but included in net income and diluted earnings per share guidance above.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s second quarter fiscal year 2013 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Adjusted non-GAAP net income and adjusted non-GAAP income per diluted share measure the net income and income per share of the company excluding for fiscal 2013 the gain on warrant liability which management considers relevant for an investor’s understanding of the company’s financial performance.  Management uses and presents adjusted non-GAAP net income and adjusted non-GAAP income per diluted share because management believes they facilitate an understanding of the financial impact of such unusual items on the company’s short- and long-term financial trends.  Management also uses such adjusted non-GAAP items to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”) measures the income from operations of the company and excludes the aforementioned item, as well as non-cash equity compensation and other income (expense) items.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Fiscal Year 2013 second quarter results conference call instructions

Cyberonics will host a conference call today, November 16, 2012, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fiscal year 2013 second quarter, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the Investor Relations section of Cyberonics’ corporate website at http://www.cyberonics.com.  To listen to the conference call live by telephone dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 40126804.

Within 24 hours of the webcast, a replay will be available under the “Events & Presentations” section of the Investor Relations portion of the Cyberonics website, where it will be archived and accessible for approximately 12 months.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers pulsed electrical signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving our full-year fiscal 2013 plans, increasing our sales in Japan throughout fiscal 2013, increasing shareholder value, constructing a fully operational manufacturing facility in Costa Rica by fiscal 2015, investing in medical device companies, achieving our fiscal 2013 goals, improving market penetration and sales in the U.S. and international markets, continuing execution of product development and clinical study objectives, fiscal guidance for net sales, income from operations, net income, and diluted EPS and estimating the impact of the medical device tax.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our products; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of new products, including VNS Therapy™ for the treatment of other indications; satisfactory completion of the post-market registry required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new products and indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 27, 2012 and our Quarterly Report on Form 10-Q for fiscal quarter ended July 27, 2012.

Contact information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	October 26, 2012	October 28, 2011	October 26, 2012	October 28, 2011

Net sales	$62,955,645	$53,695,061	$123,276,816	$106,357,137
Cost of sales	5,169,804	4,160,664	10,180,981	11,082,699
Gross profit	57,785,841	49,534,397	113,095,835	95,274,438
Operating expenses:
Selling, general and administrative	27,569,480	25,580,233	55,892,796	51,588,663
Research and development	10,042,416	8,887,425	19,761,719	17,108,850
Total operating expenses	37,611,896	34,467,658	75,654,515	68,697,513
Income from operations	20,173,945	15,066,739	37,441,320	26,576,925

Interest income	12,426	80,282	19,505	160,319
Interest expense	(59,988)	(89,782)	(88,773)	(180,819)
Other income (expense), net	1,202,443	(329,483)	(2,788,977)	(211,929)

Income before income taxes	21,328,826	14,727,756	34,583,075	26,344,496
Income tax expense	7,761,922	5,699,982	12,941,138	10,432,168

Net income	$13,566,904	$9,027,774	$21,641,937	$15,912,328

Basic income per share	$0.49	$0.32	$0.78	$0.57
Diluted income per share	$0.48	$0.32	$0.77	$0.56

Shares used in computing basic income per share	27,649,103	27,883,020	27,571,261	28,053,557
Shares used in computing diluted income per share	28,063,199	28,321,810	27,995,630	28,529,498

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	October 26, 2012	April 27, 2012
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$118,498,359	$96,654,275
Accounts receivable, net	36,882,532	29,266,847
Inventories	17,234,393	14,385,875
Deferred tax assets	5,188,141	16,994,209
Other current assets	2,088,527	3,801,705
Total Current Assets	179,891,952	161,102,911
Property, plant and equipment, net	24,344,266	22,160,671
Intangible assets, net	6,593,762	4,509,612
Long-term investments	8,038,200	9,508,768
Deferred tax assets	14,265,574	14,265,574
Other assets	395,223	360,659
Total Assets	$233,528,977	$211,908,195

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$24,051,817	$23,032,636
Convertible notes	-	4,000
Total Current Liabilities	24,051,817	23,036,636
Long-term Liabilities	4,653,682	5,402,189
Total Liabilities	28,705,499	28,438,825
Total Stockholders' Equity	204,823,478	183,469,370
Total Liabilities and Stockholders' Equity	$233,528,977	$211,908,195

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Twenty-Six Weeks Ended
	October 26, 2012	October 28, 2011

Cash Flow From Operating Activities:
Net income	$21,641,937	$15,912,328
Non-cash items included in net income:
Stock-based compensation	6,846,188	5,589,595
Deferred income taxes	11,806,068	9,369,864
Utilization of excess tax windfall	(526,625)	-
Impairment of investment	4,058,768	-
Gain on warrant liability	(1,327,686)	-
Other	1,707,316	1,261,306
Changes in operating assets and liabilities:
Accounts receivable, net	(7,660,128)	(1,720,585)
Inventories	(2,946,896)	1,538,178
Other	478,130	(304,422)
Net cash provided by operating activities	34,077,072	31,646,264
Cash Flow From Investing Activities:
Equity investments	(2,588,200)	(4,000,000)
Intangible asset purchases	(2,500,000)	(500,000)
Purchases of property, plant and equipment	(4,086,775)	(15,232,296)
Net cash used in investing activities	(9,174,975)	(19,732,296)
Cash Flow From Financing Activities:
Proceeds from exercise of options for common stock	8,979,217	934,937
Purchase of treasury stock	(12,384,771)	(32,890,411)
Realized excess tax benefit	526,625	-
Net cash used in financing activities	(2,878,929)	(31,955,474)
Effect of exchange rate changes on cash and cash equivalents	(179,084)	558,611
Net increase (decrease) in cash and cash equivalents	21,844,084	(19,482,895)
Cash and cash equivalents at beginning of period	96,654,275	89,313,850
Cash and cash equivalents at end of period	$118,498,359	$69,830,955

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

The following tables set forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted income per share (unaudited):

	Thirteen Weeks Ended
	October 26, 2012	October 28, 2011
Net income	$13,566,904	$9,027,774
Gain on warrant liability	(1,327,686)	-
Adjusted non-GAAP net income	$12,239,218	$9,027,774
Diluted income per share	$0.48	$0.32
Per share effect of gain on warrant liability	(0.04)	-
Adjusted Non-GAAP diluted income per share	$0.44	$0.32

The following table sets forth the reconciliation between net income and our non-GAAP financial measure for adjusted EBITDA (unaudited):

	Thirteen Weeks Ended
	October 26, 2012	October 28, 2011
Net income	$13,566,904	$9,027,774
Interest expense, net	47,562	9,500
Other expense, net	125,243	329,483
Gain on warrant liability	(1,327,686)	-
Income tax expense	7,761,922	5,699,982
Income from Operations	20,173,945	15,066,739
Depreciation and amortization	1,194,479	1,036,391
Equity based compensation	2,439,655	2,874,662
Adjusted EBITDA	$23,808,079	$18,977,792